Exhibit 4.3
ALON USA ENERGY, INC.
CERTIFICATE OF DESIGNATION
FOR
% SERIES A CONVERTIBLE PREFERRED STOCK
(Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware)
          The undersigned, being the Secretary of Alon USA Energy, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), in accordance with the provisions of Section 151(g) of the DGCL, does hereby certify that:
          Pursuant to the authority vested in the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Board of Directors, on      , 2010, in accordance with Section 151(g) of the DGCL, duly adopted the following resolution establishing a series of 6,000,000 shares of the Corporation’s preferred stock, par value $0.01 per share (the “Preferred Stock”), to be designated as its      % Series A Convertible Preferred Stock:
          RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby establishes a series of      % Series A Convertible Preferred Stock of the Corporation and hereby states the number of shares, and fixes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of such series of shares as follows:
% SERIES A CONVERTIBLE PREFERRED STOCK
          SECTION 1. Designation; Number of Shares. There shall be created from the 10,000,000 shares of Preferred Stock authorized to be issued by the Certificate of Incorporation, a series of Preferred Stock designated as “             % Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”), and the authorized number of shares constituting the Convertible Preferred Stock shall be 6,000,000. Such number of shares may be decreased by resolution of the Board of Directors adopted and filed pursuant to Section 151(g) of the DGCL, or any successor provision, and by the filing of a certificate of decrease with the Secretary of State of the State of Delaware; provided that no such decrease shall reduce the number of authorized shares of Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of Convertible Preferred Stock.
          SECTION 2. Definitions. As used in this Certificate of Designation, the following terms have the following meanings:
          “Additional Shares” shall have the meaning assigned to such term in Section 12(a).

          “Agent Members” shall have the meaning assigned to such term in Section 18(a).
          “Alon Israel” shall mean Alon Israel Oil Company, Ltd.
          “Board of Directors” shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.
          “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.
          “Certificate of Incorporation” shall have the meaning assigned to such term in the second paragraph of the preamble.
          “close of business” shall mean 5:00 p.m. (New York City time).
          “Closing Sale Price” of the Common Stock on any date shall mean the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the “Closing Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.
          “Common Stock” shall mean the common stock, par value $0.01 per share, of the Corporation or any other capital stock of the Corporation into which such Common Stock shall be reclassified or changed.
          “Conversion Agent” shall have the meaning assigned to such term in Section 19.
          “Conversion Date” shall have the meaning assigned to such term in Section 7(a)(ii).
          “Conversion Price” at any time shall mean an amount equal to the Liquidation Preference at such time divided by the Conversion Rate in effect at such time.
          “Conversion Rate” shall mean            shares of the Common Stock per share of Convertible Preferred Stock, subject to adjustment as set forth in Section 8.
          “Convertible Preferred Stock” shall have the meaning assigned to such term in Section 1.
          “Corporation” shall have the meaning assigned to such term in the first paragraph of the preamble.

          “Daily VWAP” of the Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page ALJ.N <EQUITY> VAP (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such trading day determined, using a volume-weighted average method to the extent practicable, by a nationally recognized independent investment banking firm retained for this purpose by the Corporation). Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
          “Default Period” shall have the meaning assigned to such term in Section 15(b).
          “DGCL” shall have the meaning assigned to such term in the first paragraph of the preamble.
          “Depositary” shall mean The Depository Trust Company (“DTC”), or any successor depositary.
          “Dividend Payment Date” shall mean each March 31, June 30, September 30 and December 31, commencing December 31, 2010.
          “Dividend Rate” shall mean the rate per annum of      % per share of Preferred Stock on the Liquidation Preference.
          “Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the March 20, June 20, September 20 and December 20 immediately preceding such Dividend Payment Date.
          “Effective Date” shall mean the date on which a Fundamental Change event is consummated.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “ex-dividend date” shall mean the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Corporation or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. Solely for purposes of Section 8 and Section 9, the “effective date” means the first date on which the shares trade on the applicable exchange or in the applicable market, regular way, reflecting the transaction.
          “Expiration Date” shall have the meaning assigned to such term in Section 11(b).
          “Fully Adjusted Conversion Rate” shall have the meaning assigned to such term in Section 20(h).
          “Fundamental Change” shall mean the occurrence of any of the following:

     (a) the Corporation consolidates with, merges with or into, another Person, or any Person consolidates with, or merges with or into, the Corporation, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, the Corporation’s Voting Shares immediately prior to such transaction beneficially own, directly or indirectly, Voting Shares representing a majority of the total voting power of all outstanding classes of Voting Shares of the continuing or surviving Person in substantially the same proportion among themselves as such ownership immediately prior to such transaction;
     (b) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Corporation’s assets (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than pursuant to a transaction in which persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, the Corporation’s Voting Shares immediately prior to such transaction beneficially own, directly or indirectly, Voting Shares representing a majority of the total voting power of such Person or group;
     (c) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than one or more Permitted Holders, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the Corporation’s Voting Shares; or
     (d) the Common Stock ceases to be listed on the New York Stock Exchange or The Nasdaq Global Select Market.
          However, a Fundamental Change will not be deemed to have occurred in the case of a merger or consolidation, if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation consists of common stock of a company incorporated or organized under the laws of the United States or any political subdivision thereof and traded on the New York Stock Exchange or The Nasdaq Global Select Market (or which will be so traded or quoted when issued or exchanged in connection with such transaction).
          “Fundamental Change Notice” shall have the meaning assigned to such term in Section 11(a).
          “Global Preferred Shares” shall have the meaning assigned to such term in Section 18a).
          “Global Shares Legend” shall have the meaning assigned to such term in Section 18(a).
          “Holder” or “holder” shall mean a holder of record of the Convertible Preferred Stock.
          “Initial Dividend Threshold” shall have the meaning assigned to such term in Section 8(d).

          “Issue Date” shall mean          , 2010, the original date of issuance of the Convertible Preferred Stock.
          “Junior Stock” shall mean all classes of the Common Stock and each other class of capital stock or series of preferred stock of the Corporation established after the Issue Date by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Convertible Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.
          “Liquidation Preference” shall mean, with respect to each share of Convertible Preferred Stock, $10.00.
          “Make-Whole Premium” shall have the meaning assigned to such term in Section 12(a).
          “Mandatory Conversion Date” shall have the meaning assigned to such term in Section 7(b)(ii).
          “Market Disruption Event” shall mean (i) a failure by the primary United States national securities or regional exchange or market on which the Common Stock is listed, admitted for trading or quoted to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
          “Market Value” shall mean the average of the Daily VWAP of the Common Stock as calculated for each day during the 15 consecutive Trading Day period ending immediately prior to the date of determination or as calculated in such other manner as may be specified herein.
          “Officer” shall mean the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation.
          “Officers’ Certificate” shall mean a certificate signed by two Officers.
          “open of business” shall mean 9:00 a.m. (New York City time).
          “Parity Stock” shall mean any class of capital stock or series of preferred stock of the Corporation established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Convertible Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.
          “Partially Adjusted Conversion Rate” shall have the meaning assigned to such term in Section 20 (h).
           “Paying Agent” shall have the meaning assigned to such term in Section 19.

          “Permitted Holders” shall mean, individually or collectively in any combination, Alon Israel, any Person that controls Alon Israel as of the Issue Date, and David Wiessman (or any trustee acting on behalf of David Wiessman), together with any Person that is controlled by any of the foregoing, individually or collectively in any combination and any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) that is comprised primarily (in terms of economic interests) of any of the foregoing, individually, collectively or in any combination.
          “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.
          “Preferred Stock” shall have the meaning assigned to such term in the second paragraph of the preamble.
          “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of securityholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).
          “Redemption Date” shall mean a date that is fixed for redemption of the Convertible Preferred Stock by the Corporation in accordance with Section 6 hereof.
          “Redemption Price” shall mean an amount in cash equal to the Liquidation Preference per share of Convertible Preferred Stock being redeemed, plus an amount equal to all accumulated and unpaid dividends, whether or not declared, thereon to, but excluding, the Redemption Date; provided that if the Redemption Date shall occur after a Dividend Record Date and before the related Dividend Payment Date, the Redemption Price shall not include any amount in respect of dividends declared and payable (and subsequently paid) on such corresponding Dividend Payment Date.
          “Reference Property” shall have the meaning assigned to such term in Section 9.
          “Registrar” shall have the meaning assigned to such term in Section 19.
          “Rule 312” shall have the meaning assigned to such term in Section 7(a)(i).
          “SEC” or “Commission” shall mean the Securities and Exchange Commission.
          “Securities Act” shall mean the Securities Act of 1933, as amended.
          “Senior Stock” shall mean each class of capital stock or series of preferred stock of the Corporation established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

          “Scheduled Trading Day” shall mean any day that is scheduled to be a Trading Day. If the Common Stock is not so listed for trading or quotation on or by any exchange or quotation system, Scheduled Trading Day means a Business Day.
          “Shelf Registration Statement” shall mean a registration statement filed with the SEC permitting immediate resales of shares of the Common Stock by holders thereof pursuant to Rule 415 under the Securities Act.
          “Stock Price” shall mean (i) if holders of the Common Stock receive only cash in the transaction constituting a Fundamental Change, the cash amount paid per share or (ii) otherwise, the average of the Daily VWAP of the Common Stock on the five Trading Days prior to but not including the Effective Date.
          “Trading Day” shall mean a day during which (i) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is listed, admitted for trading or quoted or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day, and (ii) there is no Market Disruption Event. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for a regular full Trading Day on the relevant exchange or trading system. For the avoidance of doubt, Trading Day shall not include any Scheduled Trading Day with a scheduled closing time earlier than the then standard closing time for a regular full Trading Day even if such earlier closing time is the scheduled closing time for such day.
          “Transfer Agent” shall have the meaning assigned to such term in Section 19.
          “Valuation Period” shall have the meaning assigned to such term in Section 8(c).
          “Voting Rights Class” shall have the meaning assigned to such term in Section 15(b).
          “Voting Shares” of any Person shall mean the capital stock or other equity interests of such Person that is at the time entitled, without regard to the occurrence of any contingency, to vote in the election of the Board of Directors (or comparable governing body) of such Person.
          SECTION 3. Maturity; Rank. The Convertible Preferred Stock is perpetual and therefore does not have a maturity date. The Convertible Preferred Stock, with respect to dividend rights and upon liquidation, winding-up or dissolution of the Corporation, ranks (a) senior to all Junior Stock; (b) on a parity, in all respects, with all the Parity Stock; and (c) junior to all the Senior Stock.
          SECTION 4. Dividends and Distributions.
          (a) Holders of shares of Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, cumulative dividends at the Dividend Rate. Dividends on the Convertible Preferred

Stock will be payable quarterly in arrears on each Dividend Payment Date at the Dividend Rate, and shall accumulate from the most recent date to which dividends have been paid, or if no dividends have been paid, from          , 2010. Dividends will be payable to holders of record as they appear on the Corporation’s stock register on the applicable Dividend Record Date. Accumulations of dividends on shares of Convertible Preferred Stock do not bear interest. Dividends payable on the Convertible Preferred Stock for any period less than a full dividend period (based upon the number of calendar days elapsed during the period) will be computed on the basis of a 360-day year consisting of the twelve 30-day months.
          (b) At the election of the Corporation, the dividends (including accumulated and unpaid dividends) on the Convertible Preferred Stock may be paid (i) in the form of cash, (ii) by delivery of shares of the Common Stock, or (iii) through any combination of cash and shares of the Common Stock.
          (c) If the Corporation elects to make any such dividend payment, or any portion thereof, in shares of the Common Stock, such shares shall be valued for such purpose, in the case of any dividend payment, or portion thereof, at 96% of the Market Value of the Common Stock as determined on the second Trading Day immediately prior to the Dividend Payment Date for such dividend. To the extent that the Corporation is paying any accumulated and unpaid dividends in addition to the dividend for the current dividend period, and the Corporation elects to pay all or a portion of such dividends in shares of Common Stock, the Corporation may increase the number of Trading Days over which such Market Value will be determined by up to an additional 30 Trading Days; provided, that the Corporation gives holders of the Convertible Preferred Stock notice of any such extension at least five Scheduled Trading Days prior to the first Scheduled Trading Day of the applicable measurement period for the determination of Market Value in respect of such dividend, such notice to include the dates of the first and last Scheduled Trading Days of such measurement period.
          (d) The Corporation will make each dividend payment on the Convertible Preferred Stock in cash, except to the extent the Corporation elects to make all or any portion of such payment in shares of the Common Stock. The Corporation shall give holders of the Convertible Preferred Stock notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in shares of the Common Stock no later than the second Scheduled Trading Day prior to the first Scheduled Trading Day of the applicable measurement period for the determination of Market Value in respect of such dividend, such notice to include the dates of the first and last Scheduled Trading Days of such measurement period.
          (e) Notwithstanding the foregoing, the Corporation may not pay any portion of a dividend on the Convertible Preferred Stock by delivery of Common Stock unless (i) the Common Stock to be delivered as payment therefore is freely transferable by the recipient without further action on its behalf, other than by reason of the fact that such recipient is the Corporation’s affiliate, or (ii) a Shelf Registration Statement relating to that Common Stock has been filed with the SEC and is effective to permit the resale of such shares of the Common Stock by the holders thereof.
          (f) No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum or number of shares of Common Stock have been set apart for the payment of such dividend, upon all outstanding shares of Convertible Preferred Stock.
          (g) No dividends or other distributions in respect of shares of Junior Stock (other than dividends or other distributions payable solely in shares of Junior Stock) shall be declared or paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation, of any shares of Junior Stock (except by conversion into or exchange for shares of Junior Stock) unless and until all accumulated, accrued and unpaid dividends on the Convertible Preferred Stock, including the full dividend for the then-current dividend period, shall have been paid or declared and set apart for payment.
          (h) If at any time any dividend on any Senior Stock shall be in arrears, in whole or in part, no dividends or other distributions (other than dividends or other distributions payable solely in shares of Convertible Preferred Stock or Junior Stock) shall be declared or paid or set apart for payment on the Convertible Preferred Stock unless and until all accumulated, accrued and unpaid dividends on such Senior Stock, including the full dividend for the then-current dividend period, shall have been paid or declared and set apart for payment.
          (i) No dividends or other distributions in respect of shares of Parity Stock (other than dividends or other distributions payable solely in shares of Parity Stock or Junior Stock) shall be declared or paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation, of any shares of Parity Stock (except by conversion into or exchange for shares of Parity Stock or Junior Stock) unless and until full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Convertible Preferred Stock for all dividend periods terminating on or prior to the date of any such declaration, payment, setting apart, purchase, redemption or other acquisition. No dividends or other distributions in respect of shares of the Convertible Preferred Stock (other than dividends or other distributions payable solely in shares of Parity Stock or Junior Stock) shall be declared or paid or set apart for payment on, and no purchase, redemption or other acquisition may be made by the Corporation, of any shares of Convertible Preferred Stock (except by conversion into or exchange for shares of Parity Stock or Junior Stock), unless and until full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on any Parity Stock for all dividend periods terminating prior to the date of any such declaration, payment, setting apart, purchase, redemption or other acquisition. When dividends are not paid in full upon the Convertible Preferred Stock and any Parity Stock, all dividends or other distributions paid or declared and set apart for payment upon shares of Convertible Preferred Stock and such Parity Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends or other distributions paid or declared and set apart for payment per share on the Convertible Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Convertible Preferred Stock and such Parity Stock bear to each other.
          (j) Dividends on the Convertible Preferred Stock will accrue regardless of whether: (i) the Corporation’s agreements, including the Corporation’s credit facilities, at any time prohibit the current payment of dividends, (ii) there are funds legally available for the payment of such dividends, or (iii) such dividends are authorized by the Board of Directors.
          SECTION 5. Liquidation Preference.
          (a) In the event of the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, each holder of Convertible Preferred Stock will be entitled to receive and to be paid out of the assets of the Corporation available for distribution to the stockholders of the Corporation, before any payment or distribution is made to holders of Junior Stock (including the Common Stock), in respect of each share of Convertible Preferred Stock an amount equal to the Liquidation Preference, plus any accumulated and unpaid dividends on such shares to the date fixed for liquidation, winding-up or dissolution.
          (b) Neither the sale of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 5.
          (c) If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to the Liquidation Preference of the Convertible Preferred Stock and all Parity Stock are not paid in full, the holders of the Convertible Preferred Stock and the Parity Stock will share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Preference and accumulated and unpaid dividends to which they are entitled.
          (d) After the payment to the holders of the shares of Convertible Preferred Stock of full amount of the Liquidation Preference and accumulated and unpaid dividends to which they are entitled, the holders of Convertible Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.
          SECTION 6. Optional Redemption by the Corporation.
          (a) The Corporation may not redeem any shares of Convertible Preferred Stock before          , 2017. On or after          , 2017, the Corporation shall have the option, upon not less than 30 and not more than 60 calendar days’ notice to holders of the Convertible Preferred Stock, to redeem all or any portion of the shares of Convertible Preferred Stock then outstanding, at once or over time, at the Redemption Price.
          (b) In the event the Corporation elects to redeem shares of Convertible Preferred Stock, the Corporation shall:
          (i) send a written notice to the Registrar and Transfer Agent of the Redemption Date, stating the number of shares of Convertible Preferred Stock to be redeemed and the Redemption Price, at least 30 calendar days prior to the Redemption Date;

     (ii) send a written notice by first class mail to each holder of record of the Convertible Preferred Stock at such holder’s registered address, not fewer than 30 nor more than 60 calendar days prior to the Redemption Date (or such longer notice period as may be required pursuant to Section 6(d) below if the Corporation elects to pay any portion of the Redemption Price attributable to accumulated and unpaid dividends in shares of the Common Stock) stating:
        (A) the Redemption Date;
        (B) the Redemption Price and whether any portion of the Redemption Price attributable to accumulated and unpaid dividends will be paid in cash, shares of the Common Stock, or a combination thereof pursuant to Section 6(c) below (and, if any portion of such amounts will be paid in shares of Common Stock, the date of the first and last Trading Day of the measurement period for purposes of determining the Market Value);
        (C) the Conversion Rate then in effect;
        (D) the name and address of the Paying Agent and Conversion Agent;
        (E) that shares of Convertible Preferred Stock called for redemption may be converted at any time before 5:00 p.m., New York City time on the Business Day immediately preceding the Redemption Date;
        (F) that holders who want to convert shares of the Convertible Preferred Stock must satisfy the requirements set forth in Section 7;
        (G) that shares of the Convertible Preferred Stock called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
        (H) that if fewer than all the Outstanding shares of the Convertible Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed;
        (I) that, unless the Corporation defaults in making payment of such Redemption Price, dividends in respect of the shares of Convertible Preferred Stock called for redemption will cease to accumulate on and after the Redemption Date;
        (J) the CUSIP number of the Convertible Preferred Stock; and
        (K) any other information the Corporation wishes to present; and
     (iii) (A) publish the information set forth in Section 6(b)(ii) once in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, City of New York, (B) issue a press release containing such information for publication on the Dow Jones News Service or Bloomberg Business News (or if such services is not available, another broadly disseminated news or press release service selected by the Corporation), and (C) publish such information on the Corporation’s internet site.
          (c) At the election of the Corporation, any portion of the Redemption Price attributable to accumulated and unpaid dividends may be paid (i) in the form of cash, (ii) by delivery of shares of the Common Stock, or (iii) through any combination of cash and shares of the Common Stock.
          (d) If the Corporation elects to make any such payment in respect of unpaid dividends, or any portion thereof, in shares of the Common Stock, such shares shall be valued for such purpose at 96% of the Market Value of the Common Stock as determined on the second Trading Day immediately prior to the Redemption Date. To the extent that the Corporation is paying any accumulated and unpaid dividends in addition to the dividend for the current dividend period, and the Corporation elects to pay all or a portion of such dividends in shares of Common Stock, the Corporation may increase the number of Trading Days over which such Market Value will be determined by up to an additional 30 Trading Days; provided, that the Corporation gives holders of the Convertible Preferred Stock notice of any such extension at least five Scheduled Trading Days prior to the first Scheduled Trading Day of the applicable measurement period for the determination of Market Value in respect of such portion of the Redemption Price.
          (e) The Corporation will pay the Redemption Price in cash, except to the extent the Corporation elects to pay all or any portion of such amount attributable to accumulated and unpaid dividends by delivery of shares of the Common Stock or through any combination of cash and shares of the Common Stock. The Corporation shall give holders of the Convertible Preferred Stock notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in shares of the Common Stock no later than the second Scheduled Trading Day prior to the first Scheduled Trading Day of the applicable measurement period for the determination of Market Value, such notice to include the dates of the first and last Scheduled Trading Days of such measurement period.
          (f) Notwithstanding the foregoing, the Corporation may not pay any portion of the Redemption Price by delivery of shares of the Common Stock unless (i) the Common Stock to be delivered as payment therefore is freely transferable by the recipient without further action on its behalf, other than by reason of the fact that such recipient is the Corporation’s affiliate, or (ii) a Shelf Registration Statement relating to that Common Stock has been filed with the SEC and is effective to permit the resale of such shares of the Common Stock by the holders thereof.
          (g) On or prior to 10:00 a.m., New York City time, on the Redemption Date, the Corporation shall, with respect to:
          (i) shares of the Convertible Preferred Stock in the form of Global Preferred Shares held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC cash or shares of the Common Stock, as applicable, sufficient to pay the Redemption Price and shall give DTC irrevocable instructions and authority to pay the Redemption Price and deliver any such shares to holders of such shares of the Convertible Preferred Stock; and

          (ii) shares of the Convertible Preferred Stock in certificated form, deposit or cause to be deposited, irrevocably with the Paying Agent cash or shares of the Common Stock, as applicable, sufficient to pay the Redemption Price and shall give the Paying Agent irrevocable instructions and authority to pay the Redemption Price and deliver any such shares to holders of such shares of the Convertible Preferred Stock.
          (h) If on the Redemption Date, DTC and/or the Paying Agent holds or hold money or shares of Common Stock, as applicable, sufficient to pay the Redemption Price for the shares of Convertible Preferred Stock called for redemption as set forth herein, dividends shall cease to accumulate as of the Redemption Date on those shares of the Convertible Preferred Stock and all rights of holders of such shares shall terminate, except for the right to receive the Redemption Price pursuant to this Section 6.
          (i) Payment of the Redemption Price for shares of the Convertible Preferred Stock is conditioned upon book-entry transfer or physical delivery of certificates representing the Convertible Preferred Stock, together with necessary endorsements, to the Paying Agent at any time after delivery of the notice of redemption.
          (j) Payment of the Redemption Price for shares of the Convertible Preferred Stock will be made (i) on the Redemption Date, if book-entry transfer or physical delivery of the Convertible Preferred Stock has been made on or prior to the Redemption Date, or (ii) if book-entry transfer or physical delivery of the Convertible Preferred Stock has not been made on or prior to the Redemption Date, at the time of such transfer or delivery.
          (k) If the Redemption Date falls after a Dividend Record Date and before the related Dividend Payment Date, holders of the shares of Convertible Preferred Stock at the close of business on such Dividend Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date.
          (l) If fewer than all the outstanding shares of Convertible Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot, on a pro rata basis (with any fractional shares being rounded to the nearest whole share), or any other method as may be determined by Registrar, Transfer Agent or Paying Agent to be fair and appropriate.
          (m) Upon surrender of a certificate or certificates representing shares of the Convertible Preferred Stock that is or are redeemed in part, the Corporation shall execute, and the Transfer Agent shall authenticate and deliver to the holder, a new certificate of certificates representing shares of the Convertible Preferred Stock in an amount equal to the unredeemed portion of the shares of Convertible Preferred Stock surrendered for partial redemption.
          SECTION 7. Conversion.
          (a) At the Option of the Holder.
          (i) Holders of Convertible Preferred Stock may, at their option, convert any or all of their shares of Convertible Preferred Stock into fully paid and nonassessable shares of the Common Stock at any time after issuance of such Convertible Preferred

Stock, subject to the terms and provisions of this Section 7. Notwithstanding the foregoing, no Holder of Convertible Preferred Stock that is a “Related Party” (as such term is defined in Rule 312.03(b)(7) of the New York Stock Exchange Listed Company Manual or any successor rule (“Rule 312”)) or otherwise described in section (b)(2) or (3) of Rule 312 may elect to convert its shares of Convertible Preferred Stock into Common Stock prior to receipt by the Corporation of any stockholder approval of such conversion right required pursuant to Rule 312 to be obtained by the Corporation. Each share of Convertible Preferred Stock shall be convertible into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/1000th of a share) equal to the Conversion Rate in effect at the close of business on the Conversion Date.
     (ii) The conversion right of a Holder of Convertible Preferred Stock shall be exercised by the Holder by the surrender to the Corporation of the certificates representing the shares to be converted to the Transfer Agent, accompanied by (A) written notice to the Corporation in the form of Exhibit B hereto that the Holder elects to convert all or a portion of the shares of Convertible Preferred Stock represented by such certificate and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (B) (if so required by the Corporation or the Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the Transfer Agent duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required. The date on which a Holder complies with the procedures in this Section 7(a) is the “Conversion Date.”
     (iii) Upon any such conversion of any share of Convertible Preferred Stock, the Holder thereof shall also be entitled to receive a sum equal to all declared and unpaid dividends thereon to the Conversion Date (which dividends may, at the Corporation’s election, be paid (A) in the form of cash, (B) by delivery of shares of the Common Stock, or (C) through any combination of cash and shares of the Common Stock). If the Corporation elects to make any such payment in respect of declared and unpaid dividends, or any portion thereof, in shares of the Common Stock, such shares shall be valued for such purpose at 96% of the Market Value of the Common Stock. For purposes of this Section 7(a), the Market Value shall be calculated over the 15 Trading Day period beginning on the second Trading Day following the date the Corporation gives the notice of settlement election referred to in Section 7(a)(iv) below. To the extent that the Corporation is paying any accumulated and unpaid dividends in addition to the dividend for the current dividend period, and the Corporation elects to pay all or a portion of such dividends in shares of Common Stock, the Corporation may increase the number of Trading Days over which such Market Value will be determined by up to an additional 30 Trading Days.
     (iv) If the Corporation elects to pay any amounts in respect of declared and unpaid dividends in shares of the Common Stock, the Corporation will inform Holders so converting no later than the third Trading Day immediately following the related Conversion Date, such notice to include (i) a statement setting forth the portion of such payment that will be made in cash and the portion that will be made in shares of the Common Stock, and (ii) the dates of the first and last Scheduled Trading Days of the applicable measurement period for the purpose of determining Market Value. If the Corporation does not timely make such an election in respect of a particular Conversion Date, the Corporation will no longer have the right to so elect and will be required to pay all declared and unpaid dividends in cash.
     (v) If the Corporation elects to pay declared and unpaid dividends solely in cash, it will deliver the shares of the Common Stock (in respect of the conversion obligation) and cash (in respect of any fractional shares and unpaid dividends)

deliverable upon conversion no later than the fourth Trading Day immediately following the relevant Conversion Date. If the Corporation elects to pay declared and unpaid dividends in shares of the Common Stock or a combination of cash and shares of the Common Stock, it will deliver the shares of the Common Stock (in respect of the conversion obligation) and cash (in respect of any fractional shares and unpaid dividends) deliverable upon conversion (excluding the additional shares of the Common Stock payable in respect of declared and unpaid dividends) no later than the fourth Trading Day immediately following the relevant Conversion Date and the additional shares of the Common Stock due in respect of declared and unpaid dividends no later than the fourth Trading Day immediately following the last Trading Day of the relevant measurement period for the determination of Market Value.
          (vi) Notwithstanding the foregoing, the Corporation may not pay any portion of declared and unpaid dividends on the Convertible Preferred Stock by delivery of Common Stock unless (A) the Common Stock to be delivered as payment therefore is freely transferable by the recipient without further action on its behalf, other than by reason of the fact that such recipient is the Corporation’s affiliate, or (B) a Shelf Registration Statement relating to that Common Stock has been filed with the SEC and is effective to permit the resale of such shares of the Common Stock by the holders thereof.
          (vii) If fewer than all the shares of Convertible Preferred Stock evidenced by any such surrendered certificate or certificates, if any, are converted, the Corporation shall, as soon as practicable, issue and deliver to the holder of the Convertible Preferred Stock a new certificate evidencing the shares of Convertible Preferred Stock that are not subject to such conversion. On and after the close of business on the Conversion Date, the holder converting such shares shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, such shares of Convertible Preferred Stock shall cease to be outstanding, dividends with respect to such shares of Convertible Preferred Stock shall cease to accumulate and all rights whatsoever with respect to such shares (except the right to receive the Common Stock, any declared and unpaid dividends to the date of such conversion and any cash in lieu of fractional shares of Common Stock due in connection with such conversion in accordance with Section 13) shall terminate.
               (b) Mandatory Conversion.
          (i) At any time from and after            , 2013, if the Daily VWAP of the Common Stock equals or exceeds 130% of the then-prevailing Conversion Price for at least 20 Trading Days in a period of 30 consecutive Trading Days, the Corporation may, at its option, require that each outstanding share of Convertible Preferred Stock be automatically converted into a number of shares of the Common Stock equal to the then applicable Conversion Rate. Notwithstanding the foregoing, the Corporation may not require any Holder of Convertible Preferred Stock that is a “Related Party” (as such term is defined in Rule 312 or otherwise described in section (b)(2) or (b)(3) of Rule 312) to convert its shares of Convertible Preferred Stock into shares of Common Stock prior to the receipt by the Corporation of any stockholder approval of such mandatory conversion right required pursuant to Rule 312 to be obtained by the Corporation.
          (ii) To exercise the mandatory conversion right described in this Section 7(b), the Corporation must issue a press release for publication on the Dow Jones News

Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by the Corporation) prior to the open of business on the first Trading Day following any date on which the conditions described in this Section 7(b) are met, announcing such a mandatory conversion. The Corporation shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Preferred Stock (not more than four Trading Days after the date of the press release) of the mandatory conversion announcing the Corporation’s intention to convert the Convertible Preferred Stock. The conversion date will be a date selected by the Corporation (the “Mandatory Conversion Date”) and will be no more than 10 days after the date on which the Company issues the press release described in this Section 7(b)(ii).
          (iii) In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion shall state, as appropriate: (A) the Mandatory Conversion Date; (B) the Conversion Rate then in effect; (C) instructions for surrendering the certificate or certificates, if any, evidencing the shares of Convertible Preferred Stock that are subject to such mandatory conversion; (D) that all declared and unpaid dividends on the shares of Convertible Preferred Stock to the date of conversion will be paid on the Mandatory Conversion Date, and whether any portion of such dividends will be paid in cash, shares of the Common Stock, or a combination thereof (and, if any portion of such amounts will be paid in shares of Common Stock, (i) a statement setting forth the portion of such payment that will be made in cash and the portion that will be made in shares of the Common Stock, and (ii) the date of the first and last Scheduled Trading Day of the measurement period for purposes of determining the Market Value); and (E) that on and after the Mandatory Conversion Date, dividends will cease to accumulate on such shares.
          (iv) Upon any such mandatory conversion of any share of Convertible Preferred Stock, the holder thereof shall also be entitled to receive a sum equal to all declared and unpaid dividends thereon to the Mandatory Conversion Date (which dividends may, at the Corporation’s election, be paid (A) in the form of cash, (B) by delivery of shares of the Common Stock, or (C) through any combination of cash and shares of the Common Stock). If the Corporation elects to make any such dividend payment, or any portion thereof, in shares of the Common Stock, such shares shall be valued for such purpose at 96% of the Market Value of the Common Stock. For purposes of this Section 7(b), the Market Value shall be calculated over the 15 Trading Day period beginning on the second Trading Day following the date the Corporation provides the mandatory conversion notice referred to in
Section 7(b)(ii). To the extent that the Corporation is paying any declared and unpaid dividends in addition to the dividend for the current dividend period, and the Corporation elects to pay all or a portion of such dividends in shares of Common Stock, the Corporation may increase the number of Trading Days over which such Market Value will be determined by up to an additional 30 Trading Days.
          (v) If the Corporation elects to pay declared and unpaid dividends solely in cash, it will deliver the shares of the Common Stock (in respect of the conversion obligation) and cash (in respect of any fractional shares and unpaid dividends) deliverable upon conversion no later than the Mandatory Conversion Date. If the

Corporation elects to pay declared and unpaid dividends in shares of the Common Stock or a combination of cash and shares of the Common Stock, it will deliver the shares of the Common Stock (in respect of the conversion obligation) and cash (in respect of any fractional shares and unpaid dividends) deliverable upon conversion (excluding the additional shares of the Common Stock payable in respect of declared and unpaid dividends) no later than the Mandatory Conversion Date and the additional shares of the Common Stock due in respect of declared and unpaid dividends no later than the fourth Trading Day immediately following the last Trading Day of the relevant measurement period for the determination of Market Value.
          (vi) Notwithstanding the foregoing, the Corporation may not pay any portion of a dividend on the Convertible Preferred Stock by delivery of Common Stock unless (A) the Common Stock to be delivered as payment therefore is freely transferable by the recipient without further action on its behalf, other than by reason of the fact that such recipient is the Corporation’s affiliate, or (B) a Shelf Registration Statement relating to that Common Stock has been filed with the SEC and is effective to permit the resale of such shares of the Common Stock by the holders thereof.
          (vii) On and after the Mandatory Conversion Date, all rights of Holders of such Convertible Preferred Stock shall terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof together with declared and unpaid dividends and cash in lieu of fractional shares.
          (viii) Any mandatory conversion notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not a Holder of the Convertible Preferred Stock receives such mandatory conversion notice; and failure so to give such mandatory conversion notice, or any defect in such mandatory conversion notice, to the Holders of any shares designated for mandatory conversion shall not affect the validity of the proceedings for the mandatory conversion of any other shares of Convertible Preferred Stock.
               (c) Mechanics of Conversion.
          (i) The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock or other securities or property upon conversion, whether optional or mandatory, of the Convertible Preferred Stock in a name other than that of the holder of the shares of Convertible Preferred Stock being converted, nor shall the Corporation be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.
          (ii) Each optional conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date. Each mandatory conversion shall be deemed to be effective at the Mandatory Conversion Date set forth in the mandatory conversion notice delivered to the holders of Convertible Preferred Stock in accordance with Section 7(b)(ii).
               (d) Reservation of Shares; Compliance with Law; Listing. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Convertible Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion, subject to the other provisions of this Section 7. If the Corporation shall issue any securities or make any change in its capital structure that would change the number of shares of Common Stock into which each share of the Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Convertible Preferred Stock on the new basis. The Corporation shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Convertible Preferred Stock and shall use its best efforts to list such shares of Common stock on each national securities exchange on which the Common Stock is listed.
               SECTION 8. Conversion Rate Adjustments. The Conversion Rate will be adjusted as described below, except that the Corporation will not make any adjustments to the Conversion Rate if holders of the shares of Convertible Preferred Stock participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the shares of Convertible Preferred Stock, in any of the transactions described below without having to convert their shares of Convertible Preferred Stock as if they held a number of shares of the Common Stock equal to the Conversion Rate in effect immediately prior to the effective time for such adjustment, multiplied by the number of shares of Convertible Preferred Stock held by such holder.
               (a) If the Corporation exclusively issues shares of the Common Stock as a dividend or distribution on shares of the Common Stock, or if the Corporation effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of the business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the close of the business on such Record Date or immediately after the open of business on such effective date;

OS0 =	the number of shares of the Common Stock outstanding immediately prior to the close of the business on such Record Date or immediately prior to the open of business on such effective date; and

OS1 =	the number of shares of the Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
               Any adjustment made under this Section 8(a) shall become effective immediately after the close of the business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 8(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
               (b) If the Corporation issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of the business on the Record Date for such issuance;

CR1 =	the Conversion Rate in effect immediately after the close of the business on such Record Date;

OS0 =	the number of shares of the Common Stock outstanding immediately prior to the close of the business on such Record Date;

X =	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

               Any increase made under this Section 8(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of the business on the Record Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of the Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such ex-dividend date for such issuance had not occurred.
               In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Closing Sale Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
               (c) If the Corporation distributes shares of its capital stock, evidences of its indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its capital stock or other securities, to all or substantially all holders of the Common Stock, excluding:
     (i) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 8(a) or Section 8(b) above;
     (ii) dividends or distributions paid exclusively in cash; and
     (iii) spin-offs as to which the provisions set forth below in this Section 8(c) shall apply;
then the Conversion Rate will be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of the business on the Record Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the close of the business on such Record Date;

SP0 =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-dividend date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of the Common Stock on the ex-dividend date for such distribution.
               Any increase made under the portion of this Section 8(c) above will become effective immediately after the close of the business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.
               If the Board of Directors determine the “FMV” (as defined above) of any distribution for purposes of this Section 8(c) by reference to the actual or when-issued trading market for any securities, it will in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-dividend date for such distribution.
               With respect to an adjustment pursuant to this Section 8(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off) on a U.S. national or regional securities exchange, which the Corporation refers to as a “spin-off,” the Conversion Rate will be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1 =	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 =	the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined for purposes of the definition of Closing Sale Price as if such capital stock or similar equity interest were for the Common Stock) over the first 10 consecutive Trading Day period beginning on, and including, the ex-dividend date of the spin-off (the “Valuation Period”); and

MP0 =	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.
               The increase to the Conversion Rate under the preceding paragraph will be determined on the last Trading Day of the valuation period but will be given effect immediately after the open of business on the ex-dividend date for the spin-off; provided that in respect of any conversion during the valuation period, references in the portion of this Section 8(c) related to spin-offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the ex-dividend date of such spin-off to, and including, the conversion date in determining the applicable Conversion Rate.
               (d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, other than a regular, quarterly cash dividend that does not exceed $0.04 per share (the “Initial Dividend Threshold”), the Conversion Rate will be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of the business on the Record Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the close of the business on the Record Date for such dividend or distribution;

SP0 =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-dividend date for such dividend or distribution;

T =	the Initial Dividend Threshold; provided that if the dividend or distribution in question is not a regular quarterly cash dividend, the initial dividend threshold will be deemed to be zero; and

C =	the amount in cash per share that the Corporation distributes to holders of the Common Stock.

               The Initial Dividend Threshold is subject to concurrent adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment to the Conversion Rate under this Section 8(d).
               Such increase shall become effective immediately after the close of the business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
               (e) If the Corporation or any of the Corporation’s subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 =	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	the number of shares of the Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1 =	the number of shares of the Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires.
               The adjustment to the Conversion Rate under the preceding paragraph will be determined at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires but will be given effect immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 8(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, the conversion date in determining the applicable Conversion Rate.
               (f) Except as stated herein, the Corporation will not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.
               (g) To the extent permitted by law and the rules of The New York Stock Exchange or any other securities exchange on which any of the Corporation’s securities are then listed, the Corporation is permitted to increase the Conversion Rate by any amount for a period of at least 20 Trading Days if the Board of Directors determines that such increase would be in its best interest, which determination will be conclusive. The Corporation may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of the Common Stock or rights to purchase shares of the Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
               (h) To the extent that the Corporation has a rights plan in effect upon conversion of the shares of Convertible Preferred Stock into Common Stock, holders of the shares of Convertible Preferred Stock will receive, in addition to shares of the Common Stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Corporation distributed to all holders of the Common Stock, shares of its capital stock, evidences of indebtedness, assets, property, rights or warrants as described in Section 8(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
               (i) The Conversion Rate will not be adjusted:

          (A) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;
          (B) upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by Corporation or any of its subsidiaries;
          (C) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in Section 8(i)(B) and outstanding as of the Issue Date;
          (D) for a change solely in the par value of the Common Stock; or
          (E) for accumulated and unpaid dividends, if any.
               (j) Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share. The Corporation will not be required to make an adjustment to the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Corporation will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried-forward adjustments; provided that, all such carried forward adjustments shall be made on the conversion date of any shares of Convertible Preferred Stock or at the time the Corporation notifies holders of shares of Convertible Preferred Stock of a Fundamental Change as set forth in Section 11.
               SECTION 9. Recapitalizations, Reclassifications and Changes of the Common Stock. In the event of:
               (a) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);
               (b) any consolidation, merger or combination involving the Corporation;
               (c) any sale, lease or other transfer to another person of all or substantially all of property and assets of the Corporation; or
               (d) any statutory share exchange;
in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof), then, at and after the effective date of the transaction, the right to convert each share of Convertible Preferred Stock will be changed into a right to convert each such share of Convertible Preferred Stock into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of the Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) upon such transaction. If the transaction causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the shares of Convertible Preferred Stock will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election. The Corporation will notify holders of the weighted average as soon as practicable after such determination is made. The Corporation agrees not to become a party to any such transaction unless its terms are consistent with the foregoing.
               SECTION 10. Adjustments of Prices. Whenever the Corporation is required to calculate the Closing Sale Prices or the Daily VWAPs over a span of multiple days, the Board of Directors will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the ex-dividend date of the event occurs, at any time during the period when the Closing Sale Prices or the daily VWAPs are to be calculated.
               SECTION 11. Special Rights Upon a Fundamental Change.
               (a) (i) In the event that the Corporation is a party to a transaction or event described in clauses (a) (after giving effect to the paragraph following the definition of Fundamental Change), (b) or (d) of the definition of Fundamental Change, the Corporation must give notice of each such Fundamental Change (“Fundamental Change Notice”) to all record holders of the Convertible Preferred Stock at least 20 Scheduled Trading Days prior to the anticipated Effective Date of the Fundamental Change, or (ii) if such prior notice is not practicable in the case of a transaction or an event described in clause (c) of the definition of Fundamental Change, the Corporation must give the related Fundamental Change Notice to all record holders of the Convertible Preferred Stock no later than the second Trading Day following the Effective Date of such Fundamental Change.
               (b) If a holder converts its Convertible Preferred Stock at any time beginning at the open of business on the Trading Day immediately following the Effective Date of such Fundamental Change and ending at the close of business on the 30th Trading Day immediately following such Effective Date (such 30th Trading Day, the “Expiration Date”), in respect of each share of Convertible Preferred Stock so converted the holder will automatically receive a number of shares of the Common Stock equal to the greater of:
          (i) (A) a number of shares of the Common Stock equal to the then applicable Conversion Rate, and (B) the Make-Whole Premium, if any, as provided under Section 12 below; and
          (ii) a number of shares equal to (A) the Liquidation Preference divided by (B) the greater of (1) the Market Value as of the Effective Date, and (2) $______.
               (c) The Fundamental Change Notice shall be given by first-class mail to each record holder of shares of Convertible Preferred Stock, at such holder’s address as the same appears on the books of the Corporation. Each such notice shall state (i) the anticipated Effective Date; (ii) the Expiration Date; (iii) the name and address of the Transfer Agent; (iv) the procedures that holders must follow to exercise the Fundamental Change option; (v) whether the Corporation will issue shares of Common Stock or pay cash upon conversion in connection with a Fundamental Change pursuant to Section 11(h) below; and (vi) that all declared and unpaid dividends on the shares of Convertible Preferred Stock to the date of conversion will be paid on the conversion date, and whether any portion of such dividends will be paid in cash, shares of the Common Stock, or a combination thereof (and, if any portion such amounts will be paid in shares of Common Stock, (i) a statement setting forth the portion of such payment that will be made in cash and the portion that will be made in shares of the Common Stock, and (ii) the date of the first and last Trading Day of the measurement period for purposes of determining Market Value).
               (d) Upon any such conversion of any share of Convertible Preferred Stock in connection with a Fundamental Change, the holder thereof shall also be entitled to receive a sum equal to all declared and unpaid dividends thereon to the Conversion Date (which dividends may (unless holders of the Common Stock receive only cash in the transaction constituting a Fundamental Change), at the Corporation’s election, be paid (i) in the form of cash, (ii) by delivery of shares of the Common Stock, or (iii) through any combination of cash and shares of the Common Stock). If the Corporation elects to make any such dividend payment, or any portion thereof, in shares of the Common Stock, such shares shall be valued for such purpose at 96% of the Market Value of the Common Stock. For the purposes of this Section 11, the Market Value shall be calculated over the 15 Trading Day period beginning on the second Trading Day following the date the Corporation gives the notice of settlement election referred to in Section 11(e) below. To the extent that the Corporation is paying any declared and unpaid dividends in addition to the dividend for the current dividend period, and the Corporation elects to pay all or a portion of such dividends in shares of Common Stock, the Corporation may increase the number of Trading Days over which such Market Value will be determined by up to an additional 30 Trading Days.
               (e) If the Corporation elects to pay any amounts in respect of declared and unpaid dividends in shares of the Common Stock, the Corporation will inform Holders so converting no later than the third Trading Day immediately following the related Conversion Date, such notice to include the dates of the first and last Scheduled Trading Days of the applicable measurement period for the purpose of determining Market Value. If the Corporation does not timely make such an election in respect of a particular Conversion Date, the Corporation will no longer have the right to so elect and will be required to pay all declared and unpaid dividends in cash.
               (f) If the Corporation elects to pay unpaid dividends solely in cash, it will deliver the shares of the Common Stock (in respect of the conversion obligation) and cash (in respect of any fractional shares and unpaid dividends) deliverable upon conversion no later than the fourth Trading Day immediately following the relevant Conversion Date. If the Corporation elects to pay unpaid dividends in shares of the Common Stock or a combination of cash and shares of the Common Stock, it will deliver the shares of the Common Stock (in respect of the conversion obligation) and cash (in respect of any fractional shares and unpaid dividends) deliverable upon conversion (excluding the additional shares of the Common Stock payable in respect of unpaid dividends) no later than the fourth Trading Day immediately following the relevant Conversion Date and the additional shares of the Common Stock due in respect of unpaid dividends no later than the fourth Trading Day immediately following the last Trading Day of the measurement period for purposes of determining Market Value.

               (g) Notwithstanding the foregoing, the Corporation may not pay any portion of a dividend on the Convertible Preferred Stock by delivery of Common Stock unless (i) the Common Stock to be delivered as payment therefore is freely transferable by the recipient without further action on its behalf, other than by reason of the fact that such recipient is the Corporation’s affiliate, or (ii) a Shelf Registration Statement relating to that Common Stock has been filed with the SEC and is effective to permit the resale of such shares of the Common Stock by the holders thereof.
               (h) In lieu of issuing the number of shares of Common Stock issuable upon conversion pursuant to the foregoing provisions, the Corporation may, at its option, make a cash payment equal to the Market Value for each such share of Common Stock otherwise issuable upon conversion based on the adjusted Conversion Rate determined for the period ending on the Effective Date of the Fundamental Change, and if the Corporation elects to pay cash, such amount will be payable no later than the fourth Trading Day following the relevant Conversion Date. The Fundamental Change Notice will indicate if the Corporation will issue stock or pay cash upon conversion.
               (i) On or before the Expiration Date, each Holder of shares of Convertible Preferred Stock wishing to exercise its conversion right pursuant to this Section 11 shall surrender the certificate or certificates representing the shares of Convertible Preferred Stock to be converted, in the manner and at the place designated in the Fundamental Change Notice.
               SECTION 12. Determination of the Make-Whole Premium.
               (a) If the Holder elects to convert its shares of Convertible Preferred Stock upon the occurrence of a Fundamental Change that occurs prior to      , 2013, in certain circumstances, the Holder will be entitled, in accordance with Section 11, to receive, in addition to a number of shares of Common Stock equal to the then applicable Conversion Rate, an additional number of shares of Common Stock (the “Additional Shares” or the “Make-Whole Premium”) upon conversion as set forth in this Section 12.
               (b) The number of Additional Shares will be determined by reference to the table below, based on the Effective Date of the Fundamental Change and the Stock Price.
               (c) The following table sets forth the Stock Price paid, or deemed paid, per share of the Common Stock in a transaction that constitutes the Fundamental Change, the Effective Date and the Make-Whole Premium (expressed as a number of Additional Shares) to be paid upon a conversion in connection with a Fundamental Change:

Number of Additional Shares

Effective Date	Stock Price
	$	$	$	$	$	$	$	$	$	$	$	$	$	$	$
_____, 2010
_____, 2011
_____, 2012
_____, 2013
               The Stock Prices set forth in the column headings of the table above will be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices will equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner and at the same time as the Conversion Rate is adjusted pursuant to Section 8.
               (d) The exact Stock Price and Effective Date may not be set forth on the table, in which case:
          (i) if the Stock Price is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the Make-Whole Premium will be determined by straight-line interpolation between Make-Whole Premium amounts set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year;
          (ii) if the Stock Price is in excess of $_____ per share (subject to adjustment in the same manner as the Stock Price) no Make-Whole Premium will be paid; and
          (iii) if the Stock Price is less than or equal to $______ per share (subject to adjustment in the same manner as the Stock Price), no Make-Whole Premium will be paid.
               SECTION 13. Fractional Shares. If, upon payment of a dividend on the Convertible Preferred Stock or upon conversion of the Convertible Preferred Stock, a holder would be entitled to receive a fractional interest in a share of the Common Stock, the Corporation will, upon conversion, pay in lieu of such fractional interest, cash in an amount equal to the product of (a) the Closing Sale Price of a share of Common Stock on the Trading Day immediately preceding the date on which shares of Common Stock are issued upon conversion of a share of Convertible Preferred Stock, and (b) such fraction of a share.

               SECTION 14. Convertible Preferred Stock Not Redeemable or Exchangeable at Option of Holders; No Sinking Fund. The Convertible Preferred Stock shall not be redeemable upon the request of holders thereof or exchangeable for other capital stock or indebtedness of the Corporation or other property upon the request of holders thereof. The shares of Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund. The Convertible Preferred Stock shall not have any stated maturity date.
               SECTION 15. Voting Rights. The holders of Convertible Preferred Stock shall not have any voting rights except as otherwise from time to time required by Delaware law or as set forth below:
               (a) Without the consent or affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Convertible Preferred Stock, voting separately as a class, the Corporation shall not: (i) authorize, create or issue any shares of any other class or series of Senior Stock (or any security convertible into Senior Stock), or (ii) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Convertible Preferred Stock. Notwithstanding the foregoing, the authorization, creation or issuance of any shares of Parity Stock or Junior Stock will not require the approval of the holders of the Convertible Preferred Stock.
               (b) If at any time dividends on the Convertible Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon (whether or not consecutive), the occurrence of such contingency shall mark the beginning of a period (herein called a “Default Period”), which shall extend until such time when all accumulated and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of the Convertible Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each Default Period, all the holders of shares of Convertible Preferred Stock, voting as a single class with any other preferred stock or preference securities having similar voting rights that are exercisable during a Default Period (the “Voting Rights Class”), shall be entitled at the next annual or special meeting of stockholders of the Corporation to elect two additional directors to the Board of Directors of the Corporation. Upon the election of any such additional directors, as permitted by the Certificate of Incorporation and the Bylaws of the Corporation, the number of directors that comprise the Board of Directors shall automatically be increased by such number of additional directors.
               (c) During any Default Period, such voting rights may be exercised initially at a special meeting of the holders of the shares of the Voting Rights Class, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at an annual meeting of stockholders. Immediately upon the expiration of a Default Period, (i) the right of the holders of Convertible Preferred Stock as a class to elect directors shall cease, (ii) the term of any directors elected by the holders of Convertible Preferred Stock as a class shall terminate, and (iii) the number of directors shall be such number as may be provided for in the Certificate of Incorporation or Bylaws of the Corporation irrespective of any increase made pursuant to the provisions of Section 15(b) (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or Bylaws of the Corporation). Any vacancies in the Board of Directors effected by the provisions of

Section 15(c)(i) and Section 15(c)(ii) may be filled by a majority of the remaining directors.
               (d) At any time during the Default Period, the Chairman, the President, or the Secretary of the Corporation may call, and, upon written request of the record holders of shares representing at least ten percent (10%) of the voting power of the shares then outstanding of the Voting Rights Class, addressed to the Secretary of the Corporation, shall call a special meeting of the holders of shares of the Voting Rights Class. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 15(d), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders in which such case, the election of directors pursuant to Section 15 shall be held at such annual meeting of stockholders.
               (e) At any meeting held for the purpose of electing directors at which the holders of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing a majority in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. The affirmative vote of the holders of shares constituting a majority of the shares of the Voting Rights Class present at such meeting, in person or by proxy, shall be sufficient to elect any such director.
               (f) Any director elected pursuant to the voting rights created under this Section 15 shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 15(c)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected by holders of the Voting Rights Class, or if there be no such remaining director, by the holders of shares of the Voting Rights Class at a special meeting called in accordance with the procedures set forth in this Section 15, or, if no such special meeting is called, at the next annual meeting of stockholders.
               (g) The voting rights set forth in this Section 15 shall not apply if, at or prior to the time the act with respect to which such vote would otherwise be required, all outstanding shares of the Convertible Preferred Stock shall have been (i) converted into Common Stock by the holders of Convertible Preferred Stock in accordance with Section 7(a), (ii) converted into Common Stock or called for conversion by the Corporation in accordance with Section 7(b) (provided, that, in the case of any call for conversion, all shares of Convertible Preferred Stock are so converted on the date scheduled for conversion and all amounts payable by the Corporation in respect of such conversion are paid on such date), or (iii) redeemed or called for redemption in accordance with Section 6 (provided, that, in the case of any call for redemption, all shares of Convertible Preferred Stock are so redeemed on the date scheduled for redemption and all amounts payable by the Corporation in respect of such redemption are paid on such date).
               (h) In exercising the voting rights set forth in this Section 15, each share of Convertible Preferred Stock shall be entitled to one vote.

          SECTION 16. Outstanding Shares. For purposes of this Certificate of Designation, any shares of Convertible Preferred Stock held of record or beneficially by the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding.
          SECTION 17. Status of Convertible Preferred Stock Upon Retirement. Shares of Convertible Preferred Stock that are redeemed by the Corporation pursuant to Section 6 or converted pursuant to Section 7 or Section 11 shall be retired pursuant to Section 243 of the DGCL, or any successor provision, and thereupon shall return to the status of authorized and unissued shares of Preferred Stock of the Corporation without designation as to series. Upon the redemption by the Corporation pursuant to Section 6 or conversion pursuant to Section 7 or Section 11 of all outstanding shares of Convertible Preferred Stock, all provisions of this Certificate of Designation shall cease to be of further effect. Upon the occurrence of such event, the Board of Directors of the Corporation shall have the power, pursuant to the Section 151(g) of the DGCL, or any successor provision, and without stockholder action, to cause this Certificate of Designation to be eliminated from the Corporation’s Certificate of Incorporation.
          SECTION 18. Form.
          (a) Form and Dating. The Convertible Preferred Stock shall be issued in the form of one or more permanent global shares of Convertible Preferred Stock (each, a “Global Preferred Share”) in definitive, fully registered form with the global legend (the “Global Shares Legend”) as set forth on the form of Convertible Preferred Stock certificate attached hereto as Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Shares shall be deposited on behalf of the holders of the Convertible Preferred Stock represented thereby with the Registrar, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and authenticated by the Transfer Agent as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. This Section 18(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Transfer Agent shall, in accordance with this Section 18, authenticate and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary, and (ii) shall be delivered by the Transfer Agent to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designation, with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Convertible Preferred Stock or book-entry delivery of the Convertible Preferred Stock, unless (x) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for the Global Preferred Shares or if the Depositary ceases to be a “clearing agency” under the Exchange Act and, in either case, a successor is not appointed within 90 calendar days, or (y) the Corporation, in its discretion, determines at any time not to have all the Convertible Preferred Stock represented by Global Preferred Shares. In any such case, the Global Preferred Shares shall be exchanged in whole for certificated shares of Convertible Preferred Stock in registered form or book-entry shares, with the same terms and of an equal aggregate Liquidation Preference. Certificated or book-entry shares of Convertible Preferred Stock shall be registered in the name or names of the Person or Person specified by DTC in a written instrument to the Registrar.
          (i) An Officer shall sign the Global Preferred Shares for the Corporation by manual or facsimile signature.
          (ii) If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Transfer Agent authenticates the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.
          (iii) A Global Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Global Preferred Share. The signature shall be conclusive evidence that such Global Preferred Share has been authenticated under this Certificate of Designation. Each Global Preferred Share shall be dated the date of its authentication.
          (b) Transfer Provisions. Notwithstanding any provision to the contrary herein, so long as a Global Preferred Share remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Preferred Share, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this Section 18. Transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.
          SECTION 19. Transfer Agent; Registrar; Paying Agent and Conversion Agent. The Corporation shall maintain in the Borough of Manhattan, City of New York, State of New York (a) an office or agency where Convertible Preferred Stock may be presented for transfer (the “Transfer Agent”), (b) an office or agency where Convertible Preferred Stock may be presented for payment (the “Paying Agent”), and (c) an office or agency where Convertible Preferred Stock may be presented for conversion (the “Conversion Agent”). The Corporation also shall maintain or cause to be maintained a register in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration of shares of Convertible Preferred Stock and of transfers of shares of Convertible Preferred Stock and appoint a registrar (the “Registrar”) for the purpose of registering shares of Convertible Preferred Stock and of transfers of shares of Convertible Preferred Stock as herein provided. The Corporation hereby appoints The Bank of New York Mellon as Transfer Agent, and the Transfer Agent initially shall act as the Registrar, the Paying Agent and the Conversion Agent.
     The Corporation may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Corporation may change any Paying Agent or Conversion Agent without prior notice to any holder. The Corporation shall notify the Transfer Agent and the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation. If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Transfer Agent or the Registrar shall act as such. The Corporation or any of its affiliates may act as Paying Agent, Registrar or Conversion Agent. Payments shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York; provided that at the option of the Corporation, payment of dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Convertible Preferred Stock register. Notwithstanding the foregoing, payments due in respect of beneficial interests in the Global Preferred Shares shall be payable by wire transfer of immediately available funds in accordance with the procedures of the Depositary.
          SECTION 20. Certain Other Provisions.
          (a) Whenever the Corporation is required to provide notice to Holders of the Convertible Preferred Stock of a mandatory conversion, optional redemption or Fundamental Change, in addition to any other notice hereunder, the Corporation shall issue a press release containing such information for publication on the Dow Jones News Service or Bloomberg Business News (or if such services are not available, another broadly disseminated news or press release service selected by it).
          (b) All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Notice to any holder of the Convertible Preferred Stock shall be given to the registered address set forth in the Corporation’s records for such holder, or for Global Preferred Shares, to the Depositary in accordance with its procedures.
          (c) With respect to any notice to a Holder of shares of Convertible Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.
          (d) Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay. Unless otherwise stated herein, any actions required to be made hereunder on any day that is not a Business Day shall be taken on the next succeeding Business Day.
          (e) Holders of Convertible Preferred Stock shall not be entitled to any preemptive rights to acquire additional capital stock of the Corporation.
          (f) Notwithstanding any provision herein to the contrary, in accordance with Sections 7, 8, 11, 12 or 15, the procedures for conversion and voting of shares of Convertible Preferred Stock represented by Global Preferred Shares will be governed by arrangements among Depositary, its participants and Persons that may hold beneficial interests through such participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Preferred Share certificates may be subject to various policies and procedures adopted by Depositary from time to time, and each Holder will be deemed to have agreed to any such policy or procedure.
          (g) The Corporation shall not take any voluntary action that would increase the Conversion Rate pursuant to this Certificate of Designation without complying, if applicable, with the stockholder approval rules of the New York Stock Exchange or the principal stock exchange on which the Common Stock is listed at the relevant time.
          (h) Notwithstanding any provision herein to the contrary, if as a result of the occurrence of events beyond the Corporation’s control, the required adjustment to the Conversion Rate pursuant to this Certificate of Designation would require the Corporation to obtain stockholder approval in accordance with the stockholder approval rules of the New York Stock Exchange or the principal stock exchange on which the Common Stock is listed at the relevant time (such adjusted Conversion Rate requiring stockholder approval, the “Fully Adjusted Conversion Rate”), then the Corporation shall (A) initially adjust the Conversion Rate up to the maximum Conversion Rate (not to exceed the Fully Adjusted Conversion Rate) that would not require such stockholder approval (the “Partially Adjusted Conversion Rate”), and (B) promptly seek stockholder approval necessary to permit the Fully Adjusted Conversion Rate. Upon receipt of such stockholder approval, the Corporation shall further adjust the Partially Adjusted Conversion Rate to equal the Fully Adjusted Conversion Rate, as such Conversion Rate may be further adjusted pursuant to the Certificate of Designation.
          (i) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
          (j) This Certificate of Designation shall become effective upon the filing thereof with the Secretary of State of the State of Delaware.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Alon USA Energy, Inc. has caused this certificate to be signed by Sarah B. Campbell, Secretary, this           day of          , 2010.

ALON USA ENERGY, INC.,
By
	Name:	Sarah B. Campbell
	Title:	Secretary

EXHIBIT A
FORM OF               % SERIES A CONVERTIBLE PREFERRED STOCK

Number:	Shares
CUSIP NO.:
% Series A Convertible Preferred Stock
(par value $0.01 per share)
(liquidation preference $10.00 per share)
of
Alon USA Energy, Inc.
FACE OF SECURITY
[GLOBAL SHARES LEGEND] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Alon USA Energy, Inc., a Delaware corporation (the “Corporation”), hereby certifies that [if global share: Cede & Co.]/ [                                        ] or registered assigns (the “Holder”) is the registered owner of                                                               fully paid and non-assessable shares of preferred stock of the Corporation designated the “      % Series A Convertible Preferred Stock,” par value $0.01 per share and liquidation preference $10.00 per share (the “Convertible Preferred Stock”). The shares of Convertible Preferred Stock are transferable on the books and records of the Corporation maintained by the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation of the Corporation, dated      , 2010, as the same may be amended from time to time in accordance with its terms (the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designation. The Corporation will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Corporation at its principal place of business.
Reference is hereby made to select provisions of the Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth herein.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.
Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Convertible Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designation or be valid for any purpose.

IN WITNESS WHEREOF, Alon USA Energy, Inc. has executed this certificate and affixed its seal as of the date set forth below.

ALON USA ENERGY, INC.
By:
Name:
	Title:	Executive Chairman of the Board

By:
Name:
	Title:	Secretary

Dated:
TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION
This is one of the certificates representing shares of Convertible Preferred Stock referred to in the within mentioned Certificate of Designation.

The Bank of New York Mellon, as Transfer Agent
By:
Name:
	Title:	Authorized Officer

Dated:

REVERSE OF SECURITY
ALON USA ENERGY, INC.
% Series A Convertible Preferred Stock
Dividends on each share of Convertible Preferred Stock shall be payable in cash, shares of Common Stock or a combination of cash or shares of Common Stock at a rate per annum set forth on the face hereof as provided in the Certificate of Designation.
The shares of Convertible Preferred Stock shall be convertible into the Corporation’s Common Stock in the manner and according to the terms set forth in the Certificate of Designation.
At any time from and after          , 2013, if the Daily VWAP of the Common Stock equals or exceeds 130% of the then-prevailing Conversion Price for at least 20 Trading Days in a period of 30 consecutive Trading Days, the Corporation may, at its option, require that all then outstanding shares of Convertible Preferred Stock be automatically converted into a number of shares of the Common Stock equal to the then applicable Conversion Rate.
If any Holder of shares of Convertible Preferred Stock elects to convert its shares in connection with a Fundamental Change, the Corporation will increase the conversion rate for shares of Convertible Preferred Stock surrendered for conversion in the manner and according to the terms set forth in the Certificate of Designation.
On or after          , 2015, the shares of Convertible Preferred Stock shall be redeemable as provided in the Certificate of Designation.
As required under Delaware law, the Corporation shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Corporation so far as they have been fixed and determined.

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.
Date:
Signature:
(The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.)
Signature Guarantee:                                         1

[1]	Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
NOTICE OF CONVERSION
(To be Executed by the Registered Holder
in order to Convert the     % Series A Convertible Preferred Stock)
Date: ____________
The undersigned hereby irrevocably elects to convert (the “Conversion”)                      shares of      % Series A Convertible Preferred Stock (the “Convertible Preferred Stock”), represented by stock certificate No(s).     (the “Convertible Preferred Stock Certificates”) into shares of common stock, par value $0.01 per share (“Common Stock”), of Alon USA Energy, Inc. (the “Corporation”) according to the conditions of the Certificate of Designation establishing the terms of the Convertible Preferred Stock (the “Certificate of Designation”). If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).
This notice and any documents required to be delivered herewith shall be delivered to:
BNY Mellon Shareowner Services
911 Washington Avenue, 3rd Floor
St. Louis, Missouri 63101
Attention: Jane Marten
with a copy to (which shall not constitute notice):
Alon USA Energy, Inc.
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
Attention: Secretary
The Corporation is not required to issue shares of Common Stock until the original Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two business days following receipt of the original Convertible Preferred Stock Certificate(s) to be converted.
Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.
Number of shares of Convertible Preferred Stock to be Converted:

Signature:

Name:

Address:1
Fax No.:

[1]	Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.